EXHIBIT 23.2


                  [ANDERSEN ANDERSEN & STRONG, L.C. LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form SB-2 (File No. 333-71411) of our report dated June 19, 1998 on the financial statements of Ubarter.com Inc. as of and for the year ended March 31, 1999 which appear in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.




/s/ Andersen Andersen & Strong L.C.
September 30, 1999
Salt Lake City, Utah







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